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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation

                               650 Page Mill Road
                            Palo Alto, CA 94304-1050

                                 (415) 493-9300

                                August 26, 1994

Seagate Technology, Inc.
920 Disc Drive
Scotts Valley, California 95066

          RE: SEAGATE TECHNOLOGY, INC. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on August 26, 1994 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 10,314,286 shares of your Common Stock, par value $.01 per share (the "Shares"). The Shares are issuable upon conversion of the Company's 5% Convertible Subordinated Debentures Due 2003. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the issuance of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, the Shares, when issued in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation